                                                                   EXHIBIT 23.1


The consolidated financial statements of Harrington West Financial Group, Inc. included elsewhere in this Registration Statement have been prepared to give effect to the completion of the 3 to 1 stock split of the Company's outstanding common stock (as described in Note 20) which will take place on the effective date of the offering. On the effective date of the Registration Statement covering the shares of common stock to be sold in the public offering, we expect to be able to issue the following consent.


                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Harrington West Financial Group, Inc. on Form S-1 of our report dated February 7, 2002 (August _ 2002 as to Note 20 ), appearing in The Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP

LOS ANGELES, CALIFORNIA

AUGUST __, 2002



/s/ DELOITTE & TOUCHE LLP


LOS ANGELES, CALIFORNIA

AUGUST 30, 2002